UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2006

GOLF GALAXY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-51460	41-1831724
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7275 Flying Cloud Drive
Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 941-8848

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On June 15, 2006, Golf Galaxy, Inc.’s Board of Directors appointed Mr. Douglas C. Neve, 50, as a director of the registrant. Mr. Neve is expected to be appointed to the Audit Committee concurrent with the registrant’s Annual Meeting of Shareholders to be held on August 9, 2006. Mr. Neve has been determined by the registrant’s Board of Directors to qualify as an “independent director” under applicable rules of the National Association of Securities Dealers for companies listed on the Nasdaq Stock Market. Further, Mr. Neve has been determined by the registrant’s Board of Directors to qualify as an “audit committee financial expert” under applicable Securities and Exchange Commission rules.

Mr. Neve has been the Executive Vice President and Chief Financial Officer of Ceridian Corporation, an information services company primarily involved in the human resource, transportation and retail markets, since February 2005. Mr. Neve was a senior audit partner with Deloitte & Touche LLP, an international public accounting firm, from June 2002 until February 2005 and an audit partner with Arthur Andersen, an international public accounting firm, from September 1989 through May 2002.

SASH Management, LLC d/b/a Gift Card Solutions (“Gift Card Solutions”), an indirect wholly-owned subsidiary of Ceridian Corporation, provides gift card data storage and processing services to the registrant. The registrant purchased $150,429 worth of services from Gift Card Solutions during its fiscal year ended February 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF GALAXY, INC.
(Registrant)

Date June 20, 2006	/s/ RICHARD C. NORDVOLD
Richard C. Nordvold
Chief Financial Officer